EXHIBIT 10.7
WARRANT TO PURCHASE COMMON STOCK

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEREFORE, THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

WARRANT TO PURCHASE COMMON STOCK
Of
MACROSOLVE, INC.

(Issued in Connection with the purchase of Series A Preferred Stock)

This Warrant is issued to ____________________________ (“Holder”) by MacroSolve, Inc., an Oklahoma corporation (the “Company”), as of _________________  (the “Warrant Issue Date”).  This Warrant is issued in connection with, and in partial consideration for, the purchase of Series A Preferred Stock.

1.           Purchase of Shares.  Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company, shares of fully paid and non-assessable shares of Common Stock of the Company (the “Shares”) as described herein.

2.           Exercise Price and Number of Shares. Subject to adjustment pursuant to Section 6 hereof (as adjusted, the “Exercise Price”), the Holder is entitled to purchase up to $ of MacroSolve, Inc. common stock at a purchase price per Share of $8.50.

3.           Exercise Period.  This Warrant shall be exercisable, in whole or in part, beginning on the Warrant Issue Date and shall remain so exercisable until the fifth (5th) anniversary thereof, at which time this Warrant shall expire.

4.           Method of Exercise.  So long as this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, and from time to time, in as many separate transactions as Holder may determine, the purchase rights evidenced hereby.  Such exercise shall be effected by:

(a)	the surrender of this Warrant to the Company at its principal offices, together with a duly executed Notice of Exercise (a copy of the form of which is attached hereto); and

(b)	the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

5.           Certificates for Shares.  Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued to the Holder as soon as practicable thereafter (with appropriate restrictive legends).  Upon Holder’s surrender of this Warrant to the Company pursuant to Holder’s partial exercise of its purchase rights under this Warrant, the Company shall reissue this Warrant to the Holder to evidence any remaining rights which Holder may have under this Warrant.

6.           Adjustment of Exercise Price and Number of Shares.  The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)           Subdivisions, Combinations and Other Issuances.  If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination.  Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same.  Any adjustment under this Section 6(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such stock dividend, or in the event that no record date is fixed, upon the making of such stock dividend.

(b)           Reclassification, Reorganization and Consolidation.  In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 6(a) above), lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change.  In any such case appropriate provisions shall be made with respect to the rights and interests of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain unchanged.

(c)           Notice of Adjustment.  When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

7.           No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment to the Holder for such fractional shares based on the Exercise Price then in effect.

8.           Transfers of Warrant.  This warrant is not transferable in whole or in part without the prior written consent of the Company.

9.           Governing Law.  This Warrant shall be governed by the laws of the State of Oklahoma without regard to its conflict of laws principles.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by an officer thereunto duly authorized.

MacroSolve, Inc.

By: /s/ Clint Parr
Clint Parr, President

NOTICE OF EXERCISE

To:  MacroSolve, Inc.

The undersigned hereby elects to purchase _____________ shares of Common Stock of MacroSolve, Inc. pursuant to the terms of the attached Warrant; payment of the Exercise Price per share required under such Warrant accompanies this notice.

WARRANT HOLDER:

By: _______________________________
Name: _____________________________
Title: ______________________________

Address:___________________________
Date: _____________________________

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